Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

The ONE Group Hospitality, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Other	Penny Warrants (1)	457(a)	1,905,687 (1)	- (2)	- (2)	- (2)	- (2)
Fees to Be Paid	Other	Market Warrants (1)	457(a)	1,066,667 (1)	- (2)	- (2)	- (2)	- (2)
Fees to Be Paid	Equity	Common Stock Underlying the Penny Warrants (1)	457(a)	1,905,687 (1)	$5.26 (3)(4)	$10,023,914 (3)	0.00014760	$1,479.53
Fees to Be Paid	Equity	Common Stock Underlying the Market Warrants (1)	457(a)	1,066,667 (1)	$10.00 (3)	$10,666,670 (3)	0.00014760	$1,574.40
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$20,690,584		$3,053.93
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							$3,053.93

(1) This registration statement registers: (i) the resale by the selling security holders identified in the registration statement (the “Selling Security Holders”) of warrants (the “Penny Warrants”) to purchase, at a price of $0.01 per share, up to 1,905,687 shares of the registrant’s common stock, par value $0.0001 per share (“Common Stock”); (ii) the resale by the Selling Security Holders of warrants (the “Market Warrants”, and collectively with the Penny Warrants, the “Warrants”) to purchase, at a price of $10.00 per share, up to 1,066,667 shares of Common Stock; (iii) the primary sale by the registrant of up to 1,905,687 shares of Common Stock issuable upon the exercise of the Penny Warrants (the “Penny Warrant Shares”); (iv) the primary sale by the registrant of up to 1,066,667 shares of Common Stock issuable upon exercise of the Market Warrants (the “Market Warrant Shares”, and collectively with the Penny Warrant Shares, the “Warrant Shares”); (v) the resale by the Selling Security Holders of the Warrant Shares; and (vi) the offer and sale from time to time by the Selling Security Holders or their permitted transferees of any other securities actually issued in respect of the Warrants or Warrant Shares upon any stock split, stock dividend, recapitalization, reclassification, merger, consolidation or similar event (collectively with the Warrants and Warrant Shares, the “Securities”).

(2) Pursuant to Rule 457(g) under the Securities Act, if warrants are to be registered for distribution in the same registration statement as the securities to be offered pursuant thereto, no separate registration fee shall be required.

(3) Pursuant to Rule 457(g) under the Securities Act, where securities are to be offered pursuant to warrants to purchase such securities and the holders of such warrants may be deemed to be underwriters, as defined in section 2(a)(11) of the Securities Act, with respect to the warrants or the securities subject thereto, the registration fee is to be calculated upon the basis of the price at which the warrants or securities subject thereto are to be offered to the public, or if such offering price cannot be determined at the time of filing the registration statement, upon the basis of the highest of the following: (i) the price at which the warrants or rights may be exercised, if known at the time of filing the registration statement; (ii) the offering price of securities of the same class included in the registration statement; or (iii) the price of securities of the same class, as determined in accordance with Rule 457(c) under the Securities Act.

The Selling Security Holders may be deemed to be underwriters, as defined in section 2(a)(11) of the Securities Act, with respect to the Warrants and the Warrant Shares. Because the Warrants and Warrant Shares will be offered to the public for resale by the Selling Security Holders, the registrant cannot determine the offering price at this time. Pursuant to Rule 457(g), the filing fee is therefore calculated (i) with respect to the shares of Common Stock underlying the Market Warrants, based on the exercise price of the Market Warrants, and (ii) with respect to the shares of Common Stock underlying the Penny Warrants, the price of the Common Stock determined in accordance with Rule 457(c), being in each case the highest of the three alternative bases provided in the rule.

(4) Pursuant to Rule 457(c) under the Securities Act, the price per share of the Common Stock was calculated based on the average of the high and low prices per share reported on the Nasdaq Capital Market on July 26, 2024, a date within five business days of the initial filing of this registration statement.